EXHIBIT 10.10

EXECUTION COPY

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

TERCICA MEDICA, INC.

Dated as of July 9, 2003

TERCICA MEDICA, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of July 9, 2003 by and among Tercica Medica, Inc., a Delaware corporation (the “Company”), the purchasers of the Company’s Series B Preferred Stock set forth on Exhibit A hereto (the “New Investors”), the holders of the Company’s Series A Preferred Stock set forth on Exhibit B hereto (the “Prior Investors”), the Series A Warrant holders listed on Exhibit C-1 hereto, the Common Stock Warrant holder listed on Exhibit C-2 hereto, and the Founders listed on Exhibit D hereto.

RECITALS

WHEREAS, the Company proposes to sell shares of its Series B Preferred Stock (the “Series B Preferred Stock”) to the Investors listed on Exhibit A hereto pursuant to that certain Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) of even date herewith (the “Series B Financing”);

WHEREAS, the Company, the Prior Investors and the Founders are parties to that certain Investors’ Rights Agreement dated May 16, 2002 (the “Prior Rights Agreement”) and the Company and Genentech, Inc. (“Genentech”) are parties to that certain Genentech Investor Rights Agreement dated July 25, 2002 (the “Genentech Investor Rights Agreement”) providing certain additional rights and privileges to Genentech;

WHEREAS, the New Investors (Rho Ventures IV, L.P., Rho Ventures IV GmbH & Co. Betiligungs KG, Rho Ventures IV (QP), L.P., Rho Management Trust I (collectively, the “Rho Entities”), Care Capital Investments II, L.P. (“Care Capital”) and MedImmune Ventures, Inc. (“MedImmune”) excepted) and the Prior Investors are holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”) pursuant to that certain Series A Preferred Stock Purchase Agreement dated May 16, 2002 (the “Series A Purchase Agreement”) in connection with the Company’s Series A financing (the “Series A Financing”);

WHEREAS, in order to induce the New Investors to purchase shares of the Company’s Series B Preferred Stock and enter into the Series B Purchase Agreement, the Company and the holders of Series A Preferred Stock, Series A Warrants and Common Stock Warrants desire to grant all New Investors, and maintain with respect to each other, certain registration, information and other rights set forth herein; and

WHEREAS, it is a condition to the consummation of the Series B Financing that the parties hereto enter into this Agreement for the purpose of setting forth the rights and privileges of the Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and other valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendment of Prior Rights Agreement, Waiver of Right of First Refusal. Effective and contingent upon the execution of this Agreement by the Company and the holders of a majority-in-interest of the Registrable Securities (as such term is defined in the Prior Rights Agreement) not including the Founder

Shares (as such term is defined in the Prior Rights Agreement) and the closing of the transactions contemplated by the Series B Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, the Investors, the Series A Warrant Holders and the Common Stock Warrant Holders hereby agree to be bound by the provisions hereof as the sole agreement (other than the Genentech Rights Agreement) of such parties with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Prior Investors hereby waive the right of first refusal, including the notice requirements relating thereto, set forth in Section 3 of the Prior Rights Agreement with respect to the issuance of Series B Preferred Stock (and the Common Stock issuable upon conversion thereof).

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock of the Company.

“Common Stock Warrant” shall mean the warrant to purchase 585,000 shares of Common Stock issued to Three Crowns Capital as of May 16, 2002.

“Conversion Stock” shall mean the shares of Common Stock issuable or issued upon conversion of the Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Founder” shall mean each person or entity (and their respective affiliates) listed on Exhibit D hereto.

“Founder Shares” shall mean all shares of Common Stock of the Company respectively owned by the Founders, whether now owned or acquired in the future.

“Fully Diluted Basis” shall mean the then outstanding shares of Common Stock of the Company, including all shares of Common Stock into which outstanding shares of Preferred Stock are then convertible, shares of Common Stock issuable upon exercise of outstanding options, warrants or other convertible securities, and any Common Stock reserved for future issuance pursuant to plans approved by the Board of Directors.

“Outstanding Capitalization of the Company” shall mean the then outstanding shares of Common Stock of the Company, including all shares of Common Stock into which outstanding shares of Preferred Stock are then convertible, and shares of Common Stock issuable upon exercise of outstanding options, warrants or other convertible securities.

“Genentech Rights of First Refusal” shall mean the specific rights of first refusal granted to Genentech pursuant to the Genentech Rights Agreement; accordingly, for purposes of Section 3.2 hereof, Genentech shall not be deemed an “Investor” or a “Holder.”

“Holder” shall mean the holders of Registrable Securities or securities convertible into Registrable Securities and any person holding such securities to whom the rights under this Agreement have been transferred in accordance with Section 2.13 hereof.

“Initiating Holders” shall mean the Holder or Holders of at least fifty percent (50%) of the Registrable Securities then outstanding; provided, further, that each Founder and any holder of the Common Stock Warrant (including any Warrant Shares issued upon exercise thereof) shall not be deemed a “Holder”, and the Founder Shares and the Warrant Shares shall not be deemed “Registrable Securities” for purposes of defining those Holders of Registrable Securities that are eligible to request a registration pursuant to Section 2.5(a).

“Investors” shall mean (i) the New Investors, of which all except the Rho Entities, Care Capital and MedImmune, are also holders of Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement dated May 16, 2002 (the “Series A Purchase Agreement”), (ii) the Prior Investors, (iii) upon exercise of the Series A Warrants, the warrant holders listed on Exhibit C-1 hereto, and (iv) upon exercise of the Common Stock Warrant, the warrant holder listed on Exhibit C-2 hereto, provided that such warrant holder shall not be deemed an “Investor” or a “Holder” for purposes of Section 3 and Section 4 hereof.

“Genentech License Agreement” shall mean the License and Collaboration Agreement by and between Genentech and the Company dated April 15, 2002.

“Preferred Stock” shall mean the Preferred Stock of the Company.

“Qualified IPO” shall have the meaning given to such term in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“Registrable Securities” means (a) the Conversion Stock, (b) any Common Stock of the Company issuable or issued with respect to, or in exchange for or in replacement of, the Conversion Stock or other securities convertible into or exercisable for Conversion Stock upon any stock split, stock dividend, recapitalization, subdivision or similar event, (c) the Founder Shares, and (d) the Warrant Shares; provided, however, that (i) for the purposes of Sections 2.5, 2.7, 3 and 4, the Founder Shares and the Warrant Shares shall not be deemed “Registrable Securities” and the Founders and the holder of the Common Stock Warrant (including any Warrant Shares issued upon exercise thereof) shall not be deemed “Holders”; (ii)(A) the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned pursuant to Section 2.13 hereof; and (B) shares of Common Stock or other securities shall only be treated as Registrable Securities if and as long as they have not been (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including, without limitation, all out-of-pocket registration, qualification and filing fees, accounting fees related thereto, printing expenses, escrow fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) special counsel to the selling Holders.

“Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered on behalf of the Holders.

“Series A Shares” shall mean the shares of the Company’s Series A Preferred Stock issued (i) pursuant to the Series A Purchase Agreement and (ii) upon the exercise of the Series A Warrants.

“Series A Warrants” shall mean (i) the warrant to purchase 30,000 shares of Series A Preferred Stock issued to T-Bolaget AB dated January 31, 2002, (ii) the warrant to purchase 50,000 shares of Series A Preferred Stock issued to T-Bolaget AB dated January 31, 2002, (iii) the warrant to purchase 30,000 shares of Series A Preferred Stock issued to Texcel International AB dated January 31, 2002, and (iv) the warrant to purchase 50,000 shares of Series A Preferred Stock issued to Texcel International AB dated January 31, 2002.

“Series B Shares” shall mean the shares of the Company’s Series B Preferred Stock issued pursuant to the Series B Purchase Agreement.

“Shares” shall mean, collectively, the Series A Shares and Series B Shares.

“Warrant Shares” shall mean the shares of Common Stock issued upon conversion of the Common Stock Warrant.

2. Restrictions on Transferability of Securities; Compliance with Securities Act; Registration Rights.

2.1 Restrictions on Transferability. The Shares and the Conversion Stock shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of the Shares or the Conversion Stock held by Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Conversion Stock or (iii) any other securities issued in respect of the Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state or international securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STANDOFF PROVISION WITH THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES. COPIES OF THE AGREEMENT RESTRICTING THE TRANSFER OF THESE SHARES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Shares or the Conversion Stock in order to implement the restrictions on transfer established in this Section 2.

2.3 Notice of Proposed Transfers.

(a) The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, or (ii) in transactions involving the distribution without consideration of Restricted Securities by any Holder to any of its partners, members, grantors to a trust that is an Investor, or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, (iii) a transfer to an affiliated fund, partnership or company, which is not a competitor of the Company, subject to compliance with applicable securities laws, or (iv) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge.

(b) Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense, by either (i) a written opinion of legal counsel (who shall, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.

(c) Each certificate evidencing the Restricted Securities transferred in accordance with this Section 2 shall bear the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and in the reasonable opinion of the Company’s counsel, such legend is not required in order to establish compliance with any provision of the Securities Act.

2.4 Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 2.2 hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2.5 Requested Registration.

(a) Request for Registration. If (x) the Company shall receive at any time after the earlier of (a) four years from the closing date of the Series A Financing or (b) 180 days after the effective date of the Company’s Qualified IPO, a written request from the Initiating Holders that the Company file a registration statement with respect to the Registrable Securities; provided:

(1) in the event the registration statement requested to be filed is (A) the initial registration statement for a public offering of securities of the Company, the anticipated aggregate offering price of the Registrable Securities requested to be so registered shall be equal to or exceed, $35,000,000 (prior to the deduction of underwriter discounts or commissions and offering expenses); or (B) subsequent to the Company’s registration statement related to its initial public offering, the anticipated aggregate offering price of the Registrable Securities requested to be so registered shall be equal to or exceed, $10,000,000 (prior to the deduction of underwriter discounts or commissions and offering expenses); and (2) in each case subject to a minimum offering price to the public of $3.00 per share (as adjusted for stock splits, stock dividends, reclassifications, subdivisions combinations and the like);

then (y) the Company will use commercially reasonable efforts to:

(A) within ten days of the receipt by the Company of such notice, give written notice of the proposed registration statement to all other Holders; and

(B) as soon as practicable thereafter, effect such registration under the Securities Act as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such Initiating Holders’ request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in written requests received by the Company within twenty (20) days after delivery of such written notice by the Company.

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2.5:

(1) In any particular jurisdiction in which the Company would be required to qualify as a foreign corporation, subject itself to taxation in that jurisdiction or execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(2) During the period starting with the date sixty (60) days prior to the Company’s good faith estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(3) After the Company has filed two (2) such registrations pursuant to this Section 2.5(a), and such registrations have been declared or ordered effective;

(4) If the Initiating Holders’ written request proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.7 below;

(5) If the Initiating Holders’ written request does not request that such offering be firmly underwritten by a managing underwriter of national standing;

(6) If the Initiating Holders are unable to obtain the commitment of a nationally recognized underwriter to firmly underwrite the offering; or

(7) If the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 2.5 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period of the Company and the Company shall not register any securities for the account of itself or any other stockholders of the Company during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(b) Underwriting. In the event that a registration pursuant to Section 2.5(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a). The right of any Holder to registration pursuant to Section 2.5(a) shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.5(b), and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter. The managing underwriter shall be of recognized national standing, shall be selected by the Company and shall be reasonably acceptable to the Initiating Holders. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting. The Initiating Holders shall so advise the Company and all Holders distributing their securities through such underwriting of such limitation, and the number of shares of Registrable Securities that may be included in the registration shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest 100 shares. In no event shall the number of Registrable Securities underwritten in such a registration be limited unless and until all shares held by persons other than the holders of the Registrable Securities are completely excluded from such offering.

The limitation on the number of registrations under this Section 2.5 set forth in Section 2.5(a) shall not apply to any registration in which more than 50% of the Registrable Securities requested by Holders to be included in such registration are excluded pursuant to the preceding paragraph; provided that (i) the aggregate number of shares of Registrable Securities initially requested by such Holders to be so registered is not greater than that number of shares that represents 20% of the then outstanding capital stock of the Company on a Fully-Diluted Basis, and (ii) the applicable provisions of Section 2.5(a)(x)(b)(1)-(b)(2) have been satisfied as of the effective date of such registration statement.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.6 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to employee benefit plans, a registration relating solely to a Rule 145 transaction, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, or a registration pursuant to Section 2.5 hereof), the Company shall:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration, and in any underwriting involved therein, subject to Section 2.6(b) below, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after delivery of such written notice by the Company, by any Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting; provided that in connection with the Company’s Qualified IPO, the underwriters may exclude all Registrable Securities from registration. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities of the Holders included in the offering be reduced below twenty-five percent (25%) of the total number of securities included in such offering, (unless such offering is the Company’s Qualified IPO, in which case all Registrable Securities may be excluded) or (ii) any Warrant Shares or securities held by a Founder be included in such offering if any Registrable Securities held by any Investor (and that such Investor has requested to be registered) are excluded from such offering. The Company shall so advise all Holders distributing their securities through such underwriting of such exclusion or limitation, and in the case of a limitation, the number of shares of Registrable Securities that may be included in the registration shall be allocated among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Holders to the nearest

100 shares. In no event shall the number of Registrable Securities underwritten in such an offering be limited unless and until all other shares held by persons other than the holders of Registrable Securities are completely excluded from such offering.

For purposes of the preceding paragraph as it relates to apportionment, for any Holder of Registrable Securities that has requested to include its Registrable Securities in an underwritten offering and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals; provided that all such affiliated entities shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.

If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company.

2.7 Registration on Form S-3.

(a) If any Holder or Holders request in writing that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall:

(i) promptly give to each Holder written notice hereof; and

(ii) use commercially reasonable efforts to cause such Registrable Securities to be so registered; provided, however, that the Company shall not be required to effect a Form S-3 registration within 180 days of the effective date of a prior registration statement under the Securities Act and shall not be required to effect more than two (2) such registrations in any twelve (12) month period.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7:

(i) in any particular jurisdiction in which the Company would be required to qualify as a foreign corporation, subject itself to taxation in that jurisdiction or execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(ii) if the Company, within ten (10) days of the receipt of the request of the initial Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a Rule 145 transaction) (which period shall extend to the date that is six (6)

months immediately following the effective date of any such registration statement), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed and is therefore essential to defer the filing of such registration statement, then the Company shall have a right to defer such filing for a period not to exceed 120 days from the receipt of the written request to file such registration by such Holders; provided, however, that the Company shall not exercise such right more than once in any twelve-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder of the Company during such 120 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.7 and the Company shall include such information in the written notice referred to in Section 2.7(a). The provisions of Section 2.5(b) shall be applicable to such request (with the substitution of Section 2.7 for references to Section 2.5)

2.8 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.5, 2.6 and 2.7 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.5 and 2.7 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.5 and 2.7 are no longer satisfied (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.5; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request for registration and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.5 or 2.7. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of shares so registered.

2.9 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in such registration statement has been completed;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on a national exchange or trading system and on each securities exchange and/or trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.10 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors. members, managers, grantors to a trust that is an Investor, advisors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), joint or several, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration and the Company will reimburse each such Holder, each of its officers, directors, members, managers, grantors to a trust that is an Investor, advisors, partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action within a reasonable time of such expenses having been incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter specifically for use therein, or the failure of any Holder to deliver a prospectus that was delivered to the Holder prior to a sale or sales by the Holder.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder selling securities covered by such registration statement, and each of the officers, directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action within a reasonable time of such expenses having been incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received in the ordinary course by such Holder from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by such Holder. A Holder will not be required to enter into any agreement or undertaking in connection with any registration under this Section 2 providing for any indemnification or contribution on the part of such Holder greater than the Holder’s obligations under this Section 2.10(b).

(c) Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless, provided that the Indemnifying Party shall not bear the expense of more than one separate counsel in such event. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for paragraphs (a) through (c) of this Section 2.10 is unavailable to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the Holder of such Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the Holders of such Registrable Securities, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Holders agrees that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Holder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received in the ordinary course by such Holder for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

2.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 2.

2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) As long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration or pursuant to such form.

2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee (a) in connection with any transfer or assignment by a Holder of more than 250,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like), or to any transferee or assignee who is (i) an “affiliate” (as defined in Rule 405 under the Securities Act) or a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder or (ii) a member of Holder’s immediate family or a trust for the benefit of a Holder who is an individual; provided that (b)(i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (iii) the assignee or transferee enters into a written agreement with the Company whereby the assignee or transferee agrees to be bound by the terms of this Agreement including, but not limited to, the terms of Section 2.14 of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder.

2.14 Standoff Agreement. Each Holder agrees, in connection with the Company’s Qualified IPO, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration, if any), without the prior written consent of the underwriters, for one hundred eighty (180) days from the effective date of such registration; provided, that such restrictions shall not apply to the sale of any shares to an underwriter pursuant to the underwriting agreement, and provided further that the officers and directors of the Company who own stock of the Company and all greater than one percent (1%) stockholders of the Company, on a

Fully Diluted Basis, also agree to such restrictions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such restricted period, and each Holder hereby agrees that, if so requested, such Holder will execute an agreement in the form provided by the managing underwriter containing terms which are essentially consistent with the provisions of this Section 2.14.

2.15 Termination of Registration Rights. The rights granted under this Section 2 shall terminate on the earlier to occur of the following: (i) the fifth anniversary of the consummation of the Company’s Qualified IPO; or (ii) as to a particular Holder, when such Holder is eligible to sell all of its Registrable Securities (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144 under the Securities Act) within a 90 day period in reliance on Rule 144 under the Securities Act.

2.16 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights that are senior or pari passu to the registration rights granted to the Registrable Securities hereunder, unless such holder derives its rights as an additional Holder hereunder pursuant to Section 5.2 below.

3. Investors’ Right of First Refusal.

3.1 Genentech Right of First Refusal Upon Issuances of Securities by the Company. Concurrent with the Second Closing of the Financing pursuant to Section 2.3 of the Series A Purchase Agreement, the Company shall grant to Genentech specific rights of first refusal as set forth in the Genentech Investor Rights Agreement attached to the Series A Stock Purchase Agreement as Exhibit D-2. Such rights of first refusal may not be amended or waived without the express written consent of Genentech.

3.2 Right of First Refusal Upon Issuances of Securities by the Company.

(a) The Company hereby grants, on the terms set forth in this Section 3.2, to each other Investor who holds more than 250,000 Shares or Conversion Stock (as adjusted for stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like) the right of first refusal to purchase all or any part of such Investor’s pro rata share of any New Securities (as defined in Section 3.2(b)) which the Company may, from time to time, propose to sell and issue. The Investors may purchase such New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The pro rata share of each Investor, for purposes of this right of first refusal, is the ratio of (x) the total number of shares of Common Stock held by such Investor (including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible) to (y) the Outstanding Capitalization of the Company, in each case, as of immediately prior to the issuance of the New Securities.

(b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into such capital stock; provided that “New Securities” does not include (i) the Shares and the Conversion Stock; (ii) securities offered pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Securities Act; (iii) securities issued to officers, directors or employees of, or consultants or advisors to, or placement agents or other service providers for the Company pursuant to plans, agreements or arrangements approved by the Board of Directors; (iv) securities issued pursuant to the conversion or exercise of the Series A Warrants, the Common Stock Warrant or any other outstanding convertible or exercisable securities; (v) securities issued in connection with bona fide acquisitions, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, as approved by the Board of Directors; (vi) securities issued to outside consultants or in consideration of collaborations or agreements to license technology and/or provide sponsored research or other strategic partnership agreements, which agreements have been approved by the Board of Directors, (vii) securities issued in connection with bona fide equipment leasing, real estate leases, commercial credit arrangements, debt financings, equipment or real estate financings or other loan arrangements approved by the Board of Directors; and (viii) securities issued in consideration of obligations under the Genentech License Agreement.

(c) In the event the Company proposes to undertake an issuance of New Securities, it shall deliver to the Investors written notice (the “Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and a statement as to the number of days from delivery of such Notice within which the Investors must respond to such Notice. The Investors shall have twenty (20) days from the delivery of the Notice to purchase their pro rata portion (as defined in Section 3.2(a)) of the New Securities, for the price and upon the terms specified in the Notice, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (the “Investor Notice”) and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

(d) In the event the Investors fail to exercise in full the right of first refusal within the twenty (20) or thirty (30) day period, as the case may be, following delivery of the Notice, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities with respect to which the Investors’ rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Notice. In the event the Company has not sold the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

(e) The Company shall, within twenty-five (25) days of delivery of the Notice pursuant to Section 3(d) above, inform, in writing, each Investor that timely delivers an Investor Notice (defined below) and elects to purchase its entire pro rata share of the New Securities (each a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. Within thirty (30) days of delivery of the Notice, each Fully-Exercising Investor may elect to purchase that portion of the New Securities for which other Investors were entitled to subscribe, pursuant to Section 3.2(a), but which were not subscribed for by such Investors, that is equal to the ratio of (x) the total number of shares of Common Stock held by such Fully Exercising Investor (including any shares of Common Stock into which shares of Preferred Stock held by such Investor are convertible) to (y) the total number of shares of Common Stock held by all Fully-Exercising Investors (including any shares of Common Stock into which shares of Preferred Stock held by such Investors are convertible).

(f) The right of first refusal granted under Section 3.2 shall expire upon the first to occur of:

(i) The closing of the Company’s Qualified IPO; or

(ii) For each Investor, the date on which such Investor (and its affiliates) no longer holds a minimum of 250,000 Shares or Conversion Stock (as adjusted for stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like).

(g) The right of an Investor to purchase any part of the New Securities may be assigned by such Investor in whole or in part to any partner, subsidiary, member, affiliate or stockholder of such Investor.

4. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

4.1 Financial Information. As long as an Investor continues to hold more than 250,000 Shares or Conversion Stock (as adjusted for stock splits, stock dividends, subdivisions, combinations, recapitalizations and the like), the Company will provide such Investor with the reports set forth below:

(a) As soon as practicable after the end of each fiscal year (beginning with the fiscal year ending December 31, 2003), and in any event within one hundred twenty (120) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the Company’s fiscal budget proposed for such period and the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

(b) As soon as practicable after the end of each quarter, and in any event within forty-five (45) days after each quarterly accounting period, an unaudited quarterly report including a balance sheet, profit and loss statement and cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments) and related variation analysis from the fiscal budget proposed for such period and prior quarterly periods since the end of the prior fiscal year.

(c) Within thirty (30) days following a request by such Investor, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail.

(d) such other information relating to the financial condition, business or corporate affairs of the Company as such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 4.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

4.2 Board of Directors. All members of the Board of Directors shall be furnished with (a) prior to each fiscal year-end, a business plan and projected financial statements for the next period; (b) notification of material litigation matters and (c) copies of all filings made with the Commission, if any.

4.3 Assignment of Rights to Financial Information. The rights granted pursuant to Section 4.1 may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the prior written consent of the Company.

4.4 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

4.5 Termination of Covenants. The covenants set forth in Sections 4.1, 4.2 and 4.3 shall terminate and be of no further force or effect upon the closing of the Company’s first firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act.

4.6 Stock Transfer Restrictions. The Company shall ensure that all securities issued by the Company, including options and warrants, are subject to market stand-off provisions substantially similar to those provided in Section 2.14 of this Agreement. Unless otherwise approved by the Board of Directors, the Company shall use its commercially reasonable efforts to cause each current and future employee of the Company, holding shares of Common Stock representing at least 0.25% of the then-outstanding capital stock of the Company on a Fully Diluted Basis, to sign an agreement with the Company in which such employee agrees not to dispose of any shares of the Company’s Common Stock owned by him or her (unless the Board of Directors, including a majority of the Series A Directors and at least one Series B Director (as defined in the Voting Agreement attached as Exhibit E to the Series B Purchase Agreement) consents to the proposed transfer), until the earliest to occur of the following: (a) there remain outstanding less than 10,000,000 shares of the Preferred Stock purchased by the Investors in the Series A or Series B Financing; (b) the closing of the Company’s Qualified IPO; (c) the closing of any liquidation, dissolution, or winding up of the Company whether voluntary or involuntary including any sale, exchange, conveyance or other disposition of the capital stock of the Company in a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or the sale of all or substantially all of the Company’s assets; and (d) the eighth anniversary of the Initial Closing (as defined in the Series A Purchase Agreement) of the Series A Financing.

Notwithstanding the foregoing, such agreement will contain standard provisions permitting the transfer of the Company’s Common Stock by such employees without the approval of the Company’s Board of Directors: (a) in connection with repurchases by the Company; (b) for estate planning purposes or divorce proceedings, or as otherwise required by law; (c) as a pledge in connection with a bona fide loan transaction which creates a mere security interest; and (d) in an amount not to exceed an aggregate of 5% of the Common Stock owned by such employee, for any purpose. Such agreement shall also provide that these provisions (and the provisions set forth in the preceding paragraph) may not be amended or waived in any manner to the detriment of the employee without the express written consent of such employee.

4.7 Indebtedness. The Company agrees that it will not incur debt of an amount greater than (a) $1,000,000 individually in any transaction or series of related transactions, or (b) $2,500,000 in the aggregate within any twelve (12) month period, without the prior written consent of the Board of Directors, including the consent of a majority of the Series A Directors and the Series B Directors, voting together as a group (in each case, as such terms are defined in the Amended and Restated Voting Agreement attached as Exhibit E to the Series B Purchase Agreement). This covenant shall terminate effective as of immediately prior to the Company’s Qualified IPO.

4.8 Directors’ Liability and Indemnification; Reimbursement. The Company’s Amended and Restated Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law for so long as any representatives of the Investors shall serve on the Company’s Board of Directors. In addition, the Company shall enter into and use commercially reasonable efforts to at all times maintain indemnification agreements substantially in the form previously provided to the Investors with each of its directors to indemnify such directors to the maximum extent permissible under applicable law. The Company shall maintain, to the extent commercially reasonable, directors’ and officers’ insurance with coverage levels substantially similar to those provided pursuant to the Company’s directors’ and officers’ insurance policy as currently in effect. The Company shall reimburse directors for their reasonable expenses in connection with attendance at meetings of the Board of Directors of the Company.

4.9 Proprietary Information Agreements. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (a “Proprietary Information Agreement”) substantially in the form approved by the Board of Directors. In addition, the Company will use its best efforts to cause each consultant now or hereinafter engaged by it or any subsidiary with access to confidential information to enter into a written agreement with terms and conditions substantially similar to the terms and conditions of such form of Proprietary Information Agreement with respect to such consultant’s obligations to maintain the confidentiality of information of the Company and obligations to convey and assign to the Company all of its development work performed for the Company.

4.10 Composition of Compensation Committee. The Company shall, at all times, maintain a compensation committee of the Board of Directors of the Company and cause at least one Series B Director (as such term is defined in the Restated Certificate) to be a member of such committee.

5. Miscellaneous.

5.1 Amendments and Waivers. With the written consent of (i) the Company, (ii) the holders of a majority-in-interest of the then-outstanding Registrable Securities (not including the Founder Shares) and (iii) the holders of at least sixty percent (60%) of the outstanding shares of Series B Preferred Stock, the obligations of the Company and the rights of the holders of the Registrable Securities under this Agreement may be waived or amended (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely); provided that if such waiver or amendment has the effect of affecting the Founder Shares in a manner adverse to the interests of the holders of the Founder Shares, then such amendment shall require the consent of the holder or holders of a majority of the Founder Shares. With the same consent, the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Notwithstanding anything to the contrary set forth herein, no waiver, amendment or modification may be made to Section 3.1 of this Agreement without the express written consent of Genentech and the Company. Notwithstanding anything to the contrary set forth herein, no waiver, amendment or modification may be made to Sections 4.6 through 4.10 without the express written consent of (i) the holders of at least a majority of the outstanding shares of Preferred Stock and (ii) the holders of at least sixty percent (60%) of the outstanding shares of Series B Preferred Stock; provided that with respect to Section 4.6, the provisions may not be amended or waived in any manner to the detriment of the employee subject thereto, without the express written consent of such employee.

5.2 Additional Parties. Subject to Section 2.16 above, the parties hereto agree that additional holders of securities of the Company may, with the written consent of the Company and holders of a majority-in-interest of the Registrable Securities (not including the Founder Shares), be added as parties to this Agreement with respect to any or all securities of the Company held by such additional holders, and shall thereupon be deemed for all purposes “Holders” hereunder. Any such additional party shall execute a counterpart of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Holder for purposes of this Agreement.

5.3 Genentech Investor Rights Agreement. By execution of this Agreement, each Investor hereby severally agrees to the rights of first refusal granted to Genentech pursuant to the Genentech Rights Agreement.

5.4 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of rights under this Agreement; provided that all such affiliated entities shall designate in writing a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action hereunder, and shall provide notice of any such designation to the Company.

5.5 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

5.6 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California.

5.7 Successors and Assigns. Except as otherwise provided herein, this Agreement is for the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.8 Entire Agreement. This Agreement and the Genentech Rights Agreement constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein and all other written or oral agreements existing between the parties hereto with respect to the matters set forth herein (including the Investor Rights Agreement entered into in connection with the sale by the Company of its Series A Preferred Stock) are expressly cancelled.

5.9 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered mail, certified mail (return receipt requested) or by internationally recognized express courier (e.g., Federal Express), postage prepaid, or sent by fax or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, fax number or electronic mail address set forth on Exhibit A, Exhibit B, Exhibit C-1 or Exhibit C-2 hereto, or at such other address as such Investor shall have furnished to the Company;

(b) if to the Company, one copy should be sent to its address or fax number of record and addressed to the attention of the President, or at such other address or fax number as the Company shall have furnished to the parties hereto, with a copy to Selim Day, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (fax) 650-493-6811; or

(c) if to a Founder, at the Founder’s address, fax number or electronic mail address set forth on Exhibit D hereto, or at such other address as such Founder shall have furnished to the Company.

(d) Each such notice shall for all purposes of this Agreement be treated as effective or having been given on the earliest to occur of the following:

(i) The date of personal delivery or delivery by messenger;

(ii) One (1) business day after transmission by facsimile or electronic mail, with confirmation of transmission and copy by first class mail, postage prepaid;

(iii) One (1) business day after deposit with an internationally recognized express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

(iv) Three (3) business days after deposit in a regularly maintained receptacle for the deposit of the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

5.10 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.12 Counterparts. This Agreement may be signed and delivered in two or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

5.13 Founder Shares. The number of Founder Shares owned by the Founders shall be updated from time to time and reflected on an addendum to Exhibit D hereto, a copy of which addendum shall be distributed to the Investors on a periodic basis, as appropriate.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the day and year first set forth above.

“COMPANY” TERCICA MEDICA, INC., A Delaware Corporation

By:	/s/ JOHN A. SCARLETT

John A. Scarlett, M.D. President and Chief Executive Officer

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

“INVESTORS”

RHO VENTURES IV, L.P. By: Rho Management Ventures IV, L.L.C., General Partner		RHO VENTURES IV (QP), L.P. By: Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ MARK LESCHLY	By:	/s/ MARK LESCHLY
Name:	Mark Leschly	Name:	Mark Leschly
Title:	Managing Member	Title:	Managing Member
Address:	152 W. 57th Street, 23rd Floor New York, New York 10019	Address:	152 W. 57th Street, 23rd Floor New York, New York 10019

RHO VENTURES IV GMBH & CO. BETILIGUNGS KG By: Rho Capital Partners Verwaltungs GmbH, General Partner		RHO MANAGEMENT TRUST I By: Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ MARK LESCHLY	By:	/s/ MARK LESCHLY
Name:	Mark Leschly	Name:	Mark Leschly
Title:	Managing Director	Title:	Managing Partner
Address:	152 W. 57[t]h Street, 23rd Floor New York, New York 10019	Address:	152 W. 57th Street, 23rd Floor New York, New York 10019

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

CARE CAPITAL INVESTMENTS II, LP By: Care Capital II, LLC, as General Partner Of Care Capital Investments II, LP

By:	/s/ DAVID RAMSAY
Name:	David Ramsay
Title	Partner

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

MEDIMMUNE VENTURES, INC.

By:	/s/ WAYNE T. HOCKMEYER

Wayne T. Hockmeyer, Ph.D., President

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

MPM BIOVENTURES III, LP		MPM ASSET MANAGEMENT INVESTORS 2002 BVIII LLC

By:	MPM BioVentures III GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner	By:	/s/ DENNIS HENNER Dennis Henner Manager

By:	/s/ DENNIS HENNER
Dennis Henner Series A Member

MPM BIOVENTURES III-QP, LP		MPM BIOEQUITIES FUND GMBH & CO. KG

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioEquities GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioEquities GP LLC, its General Partner

By:	/s/ DENNIS HENNER	By:	/s/ ROBERT LIPTAK
	Dennis Henner Series A Member		Robert W. Liptak Manager

MPM BIOVENTURES III PARALLEL FUND, LP		MPM BIOEQUITIES MASTER FUND, LP

By:	MPM BioVentures III GP, L.P., its General Partner	By:	MPM BioEquities GP, L.P., its General Partner

By:	MPM BioVentures III LLC, its General Partner	By:	MPM BioEquities GP LLC, its General Partner

By:	/s/ DENNIS HENNER	By:	/s/ ROBERT LIPTAK
	Dennis Henner Series A Member		Robert W. Liptak Manager

MPM BIOVENTURES III GMBH & CO. PARALLEL- BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ DENNIS HENNER
Dennis Henner Series A Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

PROSPECT VENTURE PARTNERS II, L.P.

By:	Prospect Management Co. II, LLC, its General Partner

By:	/s/ ALEX BARKAS
Alex Barkas Managing Member

PROSPECT ASSOCIATES II L.P.

By:	Prospect Management Co. II, LLC, its General Partner

By:	/s/ ALEX BARKAS
Alex Barkas Managing Member

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

T-BOLAGET AB

By:	/s/ PETTER WINGSTRAND
Petter Wingstrand Chairman

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

TEXCEL INTERNATIONAL AB

By:	/s/ GREGER ERICSSON
Greger Ericsson Director

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

WS INVESTMENT COMPANY, LLC (2003A)		WS INVESTMENT COMPANY, LLC (2002A – MANDATORY FUND)

By:	/s/ JAMES TERRANOVA	By:	/s/ JAMES TERRANOVA
Name:		Name:
Title:		Title:

WS INVESTMENT COMPANY, LLC (2003C)		WS INVESTMENT COMPANY, LLC (2002C – VOLUNTARY FUND)

By:	/s/ JAMES TERRANOVA	By:	/s/ JAMES TERRANOVA
Name:		Name:
Title:		Title:

KEN CLARK	SELIM DAY

/s/ KEN CLARK	/s/ SELIM DAY

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

NEW INVESTORS

(Purchasers of Series B Preferred Stock)

July 9, 2003

Name	Aggregate Number of Shares of Series B Preferred Stock
Rho Ventures IV, L.P. 152 W. 57th Street, 23rd Floor New York, NY 10019 email: mleschly@rho.com	1,001,683

Rho Ventures IV GmbH & Co. Betiligungs KG 152 W. 57th Street, 23rd Floor New York, NY 10019 email: mleschly@rho.com	2,457,601

Rho Ventures IV (QP), L.P. 152 W. 57th Street, 23rd Floor New York, NY 10019 email: mleschly@rho.com	2,358,211

Rho Management Trust I 152 W. 57th Street, 23rd Floor New York, NY 10019 email: mleschly@rho.com	2,182,505

Care Capital Investments II, LP 47 Hulfish Street, Ste 310 Princeton, NJ 08542 Fax: (609) 683-5787 email: dancabo@carecapital.com	4,000,000

MedImmune Ventures, Inc. 35 West Watkins Mill Rd. Gaithersburg, MD 20878 Attn: Legal Affairs Fax: (240) 632-4189 email: sarana@medimmune.com	4,000,000

Name	Aggregate Number of Shares of Series B Preferred Stock
MPM Asset Management Investors 2002 BVIII LLC 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	210,445

MPM BioVentures III Parallel Fund, LP 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	321,792

MPM BioEquities Master Fund, LP 111 Huntington Avenue, 31[s]t Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	1,183,321

MPM BioEquities Fund GmbH & Co. KG 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	16,679

MPM BioVentures III, LP 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	716,160

MPM BioVentures III-QP, LP 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	10,651,507

MPM BioVentures III GmbH & Co. Parallel-Beteiligungs KG 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	900,096

Name	Aggregate Number of Shares of Series B Preferred Stock
Prospect Venture Partners II, L.P. 435 Tasso St. #200 Palo Alto, CA 94301 email: chen@prospectventures.com	4,728,000

Prospect Associates II L.P. 435 Tasso St. #200 Palo Alto, CA 94301 email: chen@prospectventures.com	72,000

T-Bolaget Box 110 28 Sôdra Hamngatan 23 SE-404 21 Gôteborg Sweden email: petter@t-bolaget.se	240,000

Texcel International AB P.O. Box 5712 SE-114 87 Stockholm Sweden email: greger.ericsson@servisen.se	240,000

WS Investment Company, LLC (2003A) 650 Page Mill Road Palo Alto, CA 94304 email: jterranova@wsgr.com	10,800

WS Investment Company, LLC (2003C) 650 Page Mill Road Palo Alto, CA 94304 email: jterranova@wsgr.com	23,800

Ken Clark c/o Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 Fax: (650) 493-6811 email: kclark@wsgr.com	4,000

Name	Aggregate Number of Shares of Series B Preferred Stock
Selim Day c/o Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 Fax: (650) 493-6811 email: sday@wsgr.com	4,000

EXHIBIT B

PRIOR INVESTORS

Name	Aggregate Number of Shares of Series A Preferred Stock
MPM BioVentures III, LP 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	1,103,895

MPM BioVentures III-QP, LP 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	10,219,763

MPM BioVentures III GmbH & Co. Parallel-Beteiligungs KG 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	1,219,792

MPM Asset Management Investors 2002 BVIII LLC 111 Huntington Avenue, 31st Floor Boston, MA 02199 Fax: (617) 425-9201 email: dhenner@mpmcapital.com	206,550

Prospect Venture Partners II, L.P. 435 Tasso St. #200 Palo Alto, CA 94301 email: chen@prospectventures.com	8,126,250

Prospect Associates II, L.P. 435 Tasso St. #200 Palo Alto, CA 94301 email: chen@prospectventures.com	123,750

Genentech, Inc. 1 DNA Way South San Francisco, CA 94080-4990 Email: myoo@gene.com	4,070,667

Name	Aggregate Number of Shares of Series A Preferred Stock
T-Bolaget Box 110 28 Sôdra Hamngatan 23 SE-404 21 Gôteborg Sweden email: petter@t-bolaget.se	250,000

Texcel International AB P.O. Box 5712 SE-114 87 Stockholm Sweden email: greger.ericsson@servisen.se	250,000

WS Investment Company, LLC (2002A-Mandatory Fund) 650 Page Mill Road Palo Alto, CA 94304 email: jterranova@wsgr.com	45,000

WS Investment Company, LLC (2002C-Voluntary Fund) 650 Page Mill Road Palo Alto, CA 94304 email: jterranova@wsgr.com	42,500

Ken Clark c/o Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 Fax: (650) 493-6811 email: kclark@wsgr.com	24,250

Selim Day c/o Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304-1050 Fax: (650) 493-6811 email: sday@wsgr.com	24,250

A-2

EXHIBIT C-1

Name	Warrants Exercisable for the Purchase of Series A Preferred Stock
T-Bolaget AB Box 110 28 Sôdra Hamngatan 23 SE-404 21 Gôteborg Sweden petter@t-bolaget.se	(1) Warrant to purchase 30,000 shares of Series A Preferred Stock dated January 31, 2002. (2) Warrant to purchase 50,000 shares of Series A Preferred Stock dated January 31, 2002.

Texcel International AB P.O. Box 5712 SE-114 87 Stockholm Sweden email:greger.ericsson@servisen.se	(1) Warrant to purchase 30,000 shares of Series A Preferred Stock dated January 31, 2002. (2) Warrant to purchase 50,000 shares of Series A Preferred Stock dated January 31, 2002.

EXHIBIT C-2

Name	Warrants Exercisable for the Purchase of Common Stock
Three Crowns Capital c/o Peter Svennilson 60 Rutland Gate London SW7 1PJ UK email: psvenn@attglobal.net	Warrant to purchase 585,000 shares of Common Stock dated May 16, 2002.

EXHIBIT D

FOUNDERS

Name	Aggregate Number of Shares of Common Stock

The John A. Scarlett III, 1999 Trust 515 Congress Avenue, Suite 2300 Austin, TX 78701 email: chip@id2.com	619,605

The Susan E. Scarlett 1999 Trust 515 Congress Avenue, Suite 2300 Austin, TX 78701 email: chip@id2.com	619,605

John A. Scarlett III 515 Congress Avenue, Suite 2300 Austin, TX 78701 email: chip@id2.com	2,059,411

Boat Harbour Ltd., c/o Ross Clark 25 Glen Road Devonport AUCKLAND email: rgclark@xtra.co.n2	2,230,571

Olle Isaksson Sahlgrenska University Hospital RCEM / Medicinkliniken Grona Straket 8 SE-413 45 Goteborg SWEDEN Fax: 46 31 82 1524 email: olle.isaksson@medic.gu.se	821,045

The H.S. & G.P. Moore Trust No. 1 6-8 Nugent St PO Box 8729 Symonds St AUCKLAND email: howard.moore@tercica.com	721,320